UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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SOLERA NATIONAL BANCORP, INC.
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On March 25, 2014, Solera National Bancorp, Inc. issued the following news release:

SOLERA NATIONAL BANCORP, INC. ISSUES STATEMENT REGARDING DIRECTOR NOMINATIONS

LAKEWOOD, Colo., March 25, 2014 (GLOBE NEWSWIRE) - Solera National Bancorp, Inc. (OTCQB:SLRK) (the “Company,” “Solera,” or “we”), the holding company for Solera National Bank, today announced that it has received a notice from Michael Quagliano that Mr. Quagliano intends to nominate seven persons, including himself, for election as directors at the Company’s 2014 annual stockholders’ meeting (the “Annual Meeting”). After careful consideration, the Company’s board of directors (the “Board”) has determined not to recommend that Mr. Quagliano and his other nominees be elected to the Board. Instead, the Board has determined to nominate for re-election 11 of the current 13 board members. The Board’s nominees have a broad range of relevant experience and all but one are independent. The Board firmly believes that the re-election of these directors is in the best interest of the Company’s shareholders.

The Company has attempted on multiple occasions to meet with Mr. Quagliano to discuss his concerns, but he has refused to meet with us. We are disappointed that he has decided to pursue a costly and disruptive proxy contest rather than engage in a constructive dialogue.

The Company also announced that it has received a notice from Kathleen Stout that she intends to nominate eight persons for election at the Annual Meeting. After careful consideration, the Board has determined not to recommend any of Ms. Stout’s nominees for election to the Board. Ms. Stout is a former executive of the Company who was terminated in December 2013. She indicated in her notice her desire to be rehired to her former position.

The Company will hold the Annual Meeting on May 22, 2014.

About Solera National Bancorp, Inc.

Solera National Bancorp, Inc. was incorporated in 2006 to organize and serve as the holding company for Solera National Bank, which opened for business in September of 2007. Solera National Bank is a community bank serving emerging businesses in Lakewood, Colorado with five additional loan production offices in South Denver, Boulder, Durango, north Colorado Springs and downtown Colorado Springs. At the core of Solera National Bank is welcoming, inclusive and respectful customer service, a focus on supporting a growing and diverse Colorado economy, and a passion to serve the Hispanic community through service, education and volunteerism. For more information, please visit http://www.SoleraBank.com.

CONTACT: SOLERA NATIONAL BANCORP, INC.
JOHN P. CARMICHAEL, PRESIDENT & CEO
(303) 937-6422

Important Additional Information
Solera, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from Solera shareholders in connection with the matters to be considered at the Annual Meeting. Solera intends to file a proxy statement and WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from Solera shareholders. SOLERA SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT AND ACCOMPANYING WHITE PROXY CARD WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Information regarding the ownership of Solera’s directors and executive officers in Solera stock and options is included in their SEC filings on Forms 3, 4, and 5, which can be found through the Company’s website (www.solerabank.com) in the section “Investor Relations” or through the SEC’s website at www.sec.gov. Information can also be found in Solera’s other SEC filings, including Solera’s definitive proxy statement for the 2013 Annual Meeting and its Annual Report on Form 10-K for the year ended December 31, 2013. More detailed and updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the Annual Meeting. Shareholders will be able to obtain the proxy statement, any amendments or supplements to the proxy statement and other documents filed by Solera with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at Solera’s website at www.solerabank.com, or by calling Solera’s proxy solicitor, Alliance Advisors, LLC, toll free at (855) 737-3177.